                                                                   EXHIBIT 10.14

                        VARIAN MEDICAL SYSTEMS, INC.
                        SUPPLEMENTAL RETIREMENT PLAN


                                  SECTION 1
                      BACKGROUND, PURPOSE AND DURATION


  1.1  Effective Date.  The Plan is effective as of October 1, 1999.
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  1.2  Purpose of the Plan.  The purpose of the Plan is to provide deferred
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compensation consisting of allocations of Matching Contributions and Profit-Sharing Contributions that exceed the amounts that the Dollar Limitations permit to be allocated under the Retirement Plan, but that are otherwise calculated by reference to the Retirement Plan.


                                  SECTION 2
                                 DEFINITIONS

  The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

  2.1  "Code" means the Internal Revenue Code of 1986, as amended.  Reference to
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a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

  2.2  "Committee" means the Organization and Compensation Committee of the
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Company's Board of Directors.

  2.3  "Company" means Varian Medical Systems, Inc., a Delaware corporation, or
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any successor thereto.

  2.4  "Compensation Ceiling" means the limitation described in section
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401(a)(17) of the Code, adjusted as prescribed by the Code. The Compensation Ceiling for plan years beginning in 1999 is $160,000.

  2.5  "Dollar Limitations" means (a) the Compensation Ceiling and (b) the
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limitation on annual additions described in section 415(c)(1) of the Code, adjusted in each case as prescribed by the Code.

  2.6  "Eligible Earnings" shall have the meaning given to such term in the
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Retirement Plan, except that Eligible Earnings for purposes of this Plan shall not be subject to the Compensation Ceiling.

  2.7  "ERISA" means the Employee Retirement Income Security Act of 1974, as
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amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

  2.8  "Participant" means an individual who is eligible to participate in the
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Plan pursuant to Section 3 and for whose benefit an amount is credited to a Reserve Account pursuant to Section 3.

  2.9  "Plan" means the Varian Medical Systems, Inc. Supplemental Retirement
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Plan, as set forth in this instrument and as hereafter amended from time to time.

  2.10 "Plan Year" means the Retirement Plan's Plan Year.
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  2.11 "Reserve Account" means the unfunded bookkeeping account described in
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Section 3.2.

  2.12 "Retirement Plan" means the Varian Medical Systems, Inc. Retirement
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Plan, as amended from time to time.

  2.13 "Unforeseeable Emergency" means a severe financial hardship to the
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Participant resulting from a sudden and unexpected illness or accident of the Eligible Participant or of a dependent of the Participant, from a loss of the Participant's property due to casualty or from other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A hardship shall not constitute an Unforeseeable Emergency under the Plan to the extent that it is or may be relieved:

        (a)  Through reimbursement or compensation, by insurance or otherwise;

        (b) By liquidation of the Participant's assets, to the extent that the liquidation of such assets would not itself cause severe financial hardship; or

        (c) By discontinuing deferrals under this Plan or under any other plan of the Company as soon as permissible.

An Unforeseeable Emergency under the Plan shall in no event include the need to send a child to college or the desire to purchase a home.

  2.14  "Valuation Date" means the last day of each calendar quarter.
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Any capitalized terms used in the Plan and not defined herein shall have the meaning provided in the Retirement Plan.


                                  SECTION 3
          ELIGIBILITY, PARTICIPATION, RESERVE ACCOUNTS AND CREDITS

  3.1  Participation in the Plan shall be limited to:

       (a) Officers of the Company (not including any officer holding the office of only Assistant Secretary or Assistant Treasurer) who are active Retirement Plan participants; and

       (b) Participants in the Retirement Plan whose Eligible Earnings under the Retirement Plan are limited by the Compensation Ceiling.

  The Company, in its sole discretion, may determine that one or more individuals qualify as Participants for the Plan Year pursuant to Subsection (b) based upon such individual's compensation for the prior year or current salary rate and target bonus compensation (to the extent includible in Eligible Earnings). Any such determination shall be valid for the Plan Year, regardless of whether the individual's Eligible Earnings at the end of the Plan Year actually exceed the Compensation Ceiling.

  3.2  Reserve Account.  The Company shall establish on its books a special
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unfunded Reserve Account for each Participant. As of each Valuation Date, the Company shall credit interest on the balance in each Reserve Account (not including any amounts credited under Sections 3.3 and 3.4 below during the calendar quarter then ending). The interest credited to the Reserve Account shall be established from time to time by the Committee.

  3.3  Matching Contributions.  As of each Valuation Date in a Plan Year
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following the date when the Participant's contributions to the Retirement Plan reach the limitation in effect under Code section 402(g) (which limitation is $10,000 for 1999), the Company shall credit to a Participant's Reserve Account an amount determined as follows:

       (a) First, the hypothetical amount of the Participant's Matching Contribution since the preceding Valuation Date shall be calculated, based on the assumptions (i) that the Dollar Limitations do not apply and (ii) that the Participant's contributed to the Retirement Plan at a rate of 6% of Eligible Earnings;

       (b) Second, the amount calculated under Subsection (a) above shall be reduced (but not below zero) by the actual amount of the Participant's Matching Contribution since the preceding Valuation Date; and

       (c) The remainder (if any) shall be the amount credited to the Participant's Reserve Account under this Section 3.3.

  3.4  Profit-Sharing Contributions.  As of the Valuation Date coinciding with
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or next following the date (if any) when the Company makes a Profit-Sharing Contribution under the Retirement Plan, the Company shall credit to a Participant's Reserve Account an amount determined as follows:

       (a) First, the hypothetical amount of the Participant's share of the Profit-Sharing Contribution shall be calculated, based on the assumption that the Dollar Limitations do not apply;

       (b) Second, the amount calculated under Subsection (a) above shall be reduced (but not below zero) by the actual amount of the Participant's share of the Profit-Sharing Contribution; and

       (c) The remainder (if any) shall be the amount credited to the Participant's Reserve Account under this Section 3.4.


                                  SECTION 4
                                DISTRIBUTIONS

  4.1  Right to Receive Payment.  Any amount that may become payable under the
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Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured creditor with respect to any payment to which he or she may be entitled.

  4.2  Timing of Payment---In General.   Following the termination of a
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Participant's employment with the Company and its subsidiaries, the Company shall pay to the Participant the balance credited to his or her Reserve Account in 10 annual cash installments.

  4.3  Accelerated Payment in Case of Emergency.  In the event of a
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Participant's Unforeseeable Emergency, upon application by the Participant, the Committee may determine in its sole discretion that (a) distribution of all or a portion of the Participant's Reserve Account shall be made on a date prior to the Participant's termination of employment or (b) all or a portion of one or more annual cash installments being paid to a Participant who has terminated employment shall be accelerated. Distributions on account of an Unforeseeable Emergency shall be permitted only to the extent reasonably needed to satisfy the Participant's need.

  4.4  Distribution With Penalty.  Upon application by a Participant, the
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Committee may determine in its sole discretion that distribution of all or a portion of the Participant's Reserve Account shall be made prior to the Participant's termination of employment (even in the absence of an Unforseeable Emergency). Similarly, upon application by a Participant who has terminated employment and is receiving cash installments, the Committee may determine in its sole discretion that all or a portion of one or more of such annual cash installments shall be accelerated. All distributions under this Section 4.4 shall be reduced by a penalty equal to six percent of the amount otherwise distributable, which penalty shall be forfeited to the Company.

  4.5  Payment in the Event of Death.  In the event of a Participant's death
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before the entire Reserve Account has been distributed to him or her, the unpaid balance remaining in the Participant's Reserve Account shall be paid to his or her beneficiary or beneficiaries under the Retirement Plan, at such time(s) and in such form as the Committee shall determine in its sole discretion.


                                  SECTION 5
                               ADMINISTRATION

  5.1  Committee is the Administrator.  The Plan shall be administered by the
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Committee.

  5.2  Committee Authority.  It shall be the duty of the Committee to administer
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the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation including, but not limited to, the power to (a) determine which Retirement Plan participants shall be eligible to participate in this Plan, (b) determine the amounts to be credited to Reserve Accounts, (c) determine whether to grant applications for accelerated payments pursuant to Sections 4.3 and 4.4, (d) determine distributions to be made in the event of death pursuant to Section 4.5, (e) interpret the Plan, (f) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and (g) interpret, amend or revoke any such rules.

  5.3  Decisions Binding.  All determinations and decisions made by the
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Committee, the Board and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

  5.4  Delegation by the Committee.  The Committee, in its sole discretion and
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on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors, officers or employees of the Company.


                                  SECTION 6
                        CLAIMS AND REVIEW PROCEDURES

  6.1  Application for Benefits.  Any application for benefits under the Plan
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shall be submitted to the Committee at the Company's principal office. Such application shall be in writing and on the prescribed form, if any, and shall be signed by the applicant.

  6.2  Denial of Applications.  In the event that any application for benefits
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is denied in whole or in part, the Committee shall notify the applicant in writing of the right to a review of the denial. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial was based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary, and an explanation of the Plan's review procedure. Such written notice shall be given to the applicant within 90 days after the Committee receives the application, unless special circumstances require an extension of time for processing the application. In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 90-day period. Such notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision.

If written notice is not given to the applicant within the period prescribed by this Section 6.2, the application shall be deemed to have been denied for purposes of Section 6.3 upon the expiration of such period.

  6.3  Request for Review.  Any person whose application for benefits is denied
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in whole or in part (or such person's duly authorized representative) may appeal the denial by submitting to the Committee a request for a review of such application within 90 days after receiving written notice of denial. The Committee shall give the applicant or such representative an opportunity to review pertinent documents (except legally privileged materials) in preparing such request for review and to submit issues and comments in writing. The request for review shall be in writing and shall be addressed to the Committee at the Company's principal office. The request for review shall set forth all of the ground on which it is based, all facts in support of the request, and any other matters which the applicant deems pertinent. The Committee may require the applicant to submit such additional facts, documents, or other material as it may deem necessary or appropriate in making its review.

  6.4  Decision on Review.  The Committee shall act upon each request for review
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within 60 days after receipt thereof, unless special circumstances require an extension of time for processing, but in no event shall the decision on review be rendered more that 120 days after the Committee receives the request for review. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 60-day period. The Committee shall give prompt, written notice of its decision to the applicant and to the Company. In the event that the Committee confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. To the extent that the Committee overrules the denial of the application for benefits, such benefits shall be paid to the applicant.

  6.5  Exhaustion of Administrative Remedies.  No legal or equitable action for
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benefits under the Plan shall be brought unless and until the claimant (a) has submitted a written application for benefits in accordance with Section 6.1, (b) has been notified that the application is denied, (c) has filed a written request for a review of the application in accordance with Section 6.3, and (d) has been notified in writing that the Committee has affirmed the denial of the application; provided, however, that an action may be brought after the Committee has failed to act on the claim within the time prescribed in Section
6.2 and Section 6.4, respectively.

                                  SECTION 7
                             GENERAL PROVISIONS

  7.1  Tax Withholding.  The Company shall withhold all applicable taxes from
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any payment under this Plan, including any federal, state and local taxes (including the Participant's FICA obligation).

  7.2  No Effect on Employment or Service.  Nothing in the Plan shall interfere
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with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. Employment with the Company and its affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time, to terminate any individual's employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.

  7.3  Participation.  No individual shall have the right to be selected to
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participate in the Plan for any particular Plan Year.

  7.4  Indemnification.  To the extent permitted by ERISA, each person who is or
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shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

  7.5  Successors.  All obligations of the Company under the Plan shall be
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binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

  7.6  Nontransferability of Awards.  No portion of any Participant's Reserve
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Account may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and any act in violation of this Section shall be void. All rights with respect to a Participant's Reserve Account shall be available during his or her lifetime only to the Participant.


                                  SECTION 8
                     AMENDMENT, TERMINATION AND DURATION

  8.1  Amendment, Suspension or Termination.  The Company, in its sole
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discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. . The Company shall also have the authority to distribute all or a portion of any Participant's Reserve Account at any time, regardless of whether the Plan is then being terminated. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under the Plan.

  8.2  Duration of the Plan.  The Plan shall commence on the date specified
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herein and, subject to Section 8.1 (regarding the Company's right to amend or terminate the Plan), shall remain in effect thereafter.


                                  SECTION 9
                             LEGAL CONSTRUCTION

  9.1  Gender and Number.  Except where otherwise indicated by the context, any
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masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  9.2  Severability.  In the event any provision of the Plan shall be held
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illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  9.3  Requirements of Law.  Benefits provided under the Plan shall be subject
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to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

  9.4  Governing Law.  The Plan shall be construed in accordance with governed
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by ERISA and, to the extent not preempted by ERISA, by the laws of the State of California, but without regard to its conflict of law provisions.

  9.5  Captions.  Captions are provided herein for convenience only, and shall
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not serve as a basis for interpretation or construction of the Plan.


                                  EXECUTION

  IN WITNESS WHEREOF, Varian Medical Systems, Inc. by its duly authorized officer, has executed the Plan on the date indicated below.

                                        VARIAN MEDICAL SYSTEMS, INC.


Dated:  10/1/99                         By:   /s/ Joe Phair
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                                              Name:  Joe Phair
                                              Title: Vice President,
                                                     Adminstration, General
                                                     Counsel and Secretary